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                             DAVID A. CARTER, P.A.
                                ATTORNEY AT LAW
                                2300 GLADES ROAD
                             SUITE 210, WEST TOWER
DAVID A. CARTER*           BOCA RATON, FLORIDA 33431         NEW YORK OFFICE
   ------------                 --------------           GUSRAE, KAPLAN & BRUNO
   OF COUNSEL                   (561) 750-6999               120 WALL STREET
BERT L. GUSRAE**           FACSIMILE (561) 367-0960        NEW YORK, NY 10005
                                                            (212) 269-1400

*MEMBER OF FLA. AND IOWA BAR
**MEMBER OF N.Y. BAR ONLY
                                                               February 24, 2000


Board of Directors
The Singing Machine Company, Inc.
6601 Lyons Road, Building A-7
Coconut Creek, Florida 33073

Gentlemen:

         Reference is made to your Registration Statement on Form SB-2 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission") with respect to the proposed sale by the Selling Securityholders of the Company of 2,753,249 shares of common stock, $.001 par value (the "Common Stock").

         Based upon the Registration Statement (including the Prospectus contained therein and the exhibits thereto), a certificate of the Secretary of State of the State of Delaware and the financial statements of the Company, we are of the opinion that:

         1. The Company is duly organized and existing under the laws of the State of Delaware;

         2. All of the issued and outstanding shares of the Common Stock of the Company have been validly authorized, legally issued, fully paid and non-assessable;

         3. The 2,753,249 shares of Common Stock proposed to be sold by the Selling Securityholders for sale to the public assuming exercise of all Options and Warrants, will be validly authorized, legally issued, fully paid and non- assessable.

         In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as part of the Registration Statement.

                                                     Very truly yours,

                                                     DAVID A. CARTER, P.A.
                                                     ------------------------
                                                     DAVID A. CARTER, P.A.